UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

Majestic Capital, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-32705	98-0521707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(441) 295-6689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                      Bankruptcy or Receivership.

On April 29, 2011, Majestic Capital, Ltd. (Majestic Capital) commenced bankruptcy proceedings by filing a petition under Chapter 11 of the US Bankruptcy Code.  Such filing was made in the United States Bankruptcy Court for the Southern District of New York (the “Court”) and was assigned case no. 11-36225.

Simultaneously with such filing, the following Majestic Capital subsidiaries also commenced bankruptcy proceedings under the jurisdiction of the Court by filing petitions pursuant to Chapter 11 of the US Bankruptcy Code under the case numbers indicated below:

Name of Subsidiary	Case No.

Majestic USA Capital, Inc.	11-36221
Compensation Risk Managers, LLC	11-36226
Compensation Risk Managers of California, LLC	11-36230
Eimar, LLC	11-36232
Embarcardero Insurance Holdings, Inc.	11-36234

Majestic Capital and its above-mentioned subsidiaries remain in possession of their respective assets and business, but subject to the supervision of the Court.

Trading in Majestic Capital’s common stock on the Nasdaq Capital Market was halted today, and shall remain halted through the effective date of Majestic Capital’s voluntary delisting pursuant to the notice of delisting that it filed with the SEC on April 29, 2011.

On May 2, 2011, Majestic Capital issued a press release announcing the commencement of such Chapter 11 bankruptcy proceedings.

Majestic Capital is furnishing said press release as Exhibit 99.1 to this Current Report. The exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

99.1           Press Release dated May 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESTIC CAPITAL, LTD.
(Registrant)

Date: May 2, 2011	/s/ James J. Scardino
James J. Scardino, Chief Executive Officer

Exhibit Index

99.1            Press Release dated May 2, 2011